EXHIBIT 10.26

          FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

      This FOURTH AMENDMENT to AMENDED AND RESTATED CREDIT AGREEMENT (this "FOURTH AMENDMENT") effective as of December 31, 1999 (the "EFFECTIVE DATE" and to continue to be effective to and including December 31, 2000 as provided in
Section 15 below), is by and among CASTLE DENTAL CENTERS, INC., a Delaware corporation ("BORROWER"), and BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), a national banking association (in its individual capacity, "BANK OF AMERICA"), as agent (in such capacity, "AGENT") for each of the lenders that is a signatory hereto (individually, together with its successors and assigns, "LENDER" and collectively, "LENDERS") and such Lenders.

                             W I T N E S S E T H:

      WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of December 18, 1998, as amended by First Amendment to Amended and Restated Credit Agreement dated as of July 20, 1999, as amended by Second Amendment to Amended and Restated Credit Agreement dated as of September 30, 1999, as Amended by Third Amendment to Amended and Restated Credit Agreement dated as of January 31, 2000 (such Amended and Restated Credit Agreement as amended and as the same may be further amended from time to time, the "AGREEMENT"), pursuant to which the Lenders agreed to make loans to and extensions of credit on behalf of the Borrower; and

      WHEREAS, the Borrower has requested that the Agent and the Lenders amend the Agreement, and the Agent and the Lenders have agreed to amend the Agreement in the particulars hereinafter provided.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. TERMS DEFINED ABOVE. As used in this Fourth Amendment, each of the terms "Agent," "Bank of America," "Borrower," "Agreement," "Effective Date," "Lenders," and "Fourth Amendment" shall have the meaning assigned to such term herein above.

2. TERMS DEFINED IN AGREEMENT. Each term defined in the Agreement and used herein without definition shall have the meaning assigned to such term in the Agreement, unless expressly provided to the contrary.

3. OTHER DEFINITIONAL PROVISIONS. The words "hereby," "herein," "hereinafter," "hereof," "hereto," and "hereunder" when used in this Fourth Amendment shall refer to this Fourth Amendment as a whole and not to any particular paragraph or provision of this Fourth Amendment.

4.    AMENDMENTS AND SUPPLEMENTS TO DEFINITIONS.

      (1) The following terms, which are defined in Section 1.02 of the Agreement, are hereby amended in their entirety to read as follows:

            "APPLICABLE MARGIN" effective as of April 1, 2000, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the ratio of Total Funded Debt to EBITDA, determined as of the end of the most recent fiscal quarter (beginning with the fiscal quarter ended March 31, 2000) of the Borrower:

           ------------------------------------------------------------
                                     APPLICABLE     APPLICABLE MARGIN
            TOTAL FUNDED DEBT TO       MARGIN         ALTERNATE BASE
                   EBITDA            EURODOLLAR            RATE
           ------------------------------------------------------------
           Less than 1.0                2.25%              0.00%
           ------------------------------------------------------------
           Greater than or equal to
           1.0 but less than 1.5        2.5%               .25%
           ------------------------------------------------------------
           Greater than or equal to
           1.5 but less than 2.0        2.75%              .25%
           ------------------------------------------------------------
           Greater than or equal to
           2.0 but less than 2.5        3.0%               .50%
           ------------------------------------------------------------
           Greater than or equal to
           2.5 but less than 4.0        3.5%               1.00%
           ------------------------------------------------------------
           Greater than or
           equal to 4.0                 4.5%               2.00%
           ------------------------------------------------------------

      Each change in the Applicable Margin resulting from a change in the ratio of Total Funded Debt to EBITDA shall take effect as of the date of determination of the ratio of Total Funded Debt to EBITDA. For clarity purposes it is understood and agreed that Total Funded Debt includes, without limitation, any and all deferred interest under any Subordinated Debt.

            "BORROWING BASE" shall mean (i) for the period from December 31, 1999 through January 31, 2000, the amount equal to three and three quarters (3.75) times EBITDA as of the end of the most recent fiscal quarter of the Borrower (calculated on a rolling four quarter basis), (ii) for the period from February 1, 2000 through December 30, 2000, the amount equal to three and four tenths (3.40) times EBITDA as of the end of the most recent fiscal quarter of the Borrower (calculated on a rolling four quarter basis), (iii) and (iii) on December 31, 2000, three (3.00) times EBITDA as of the end of the most recent fiscal quarter of the Borrower (calculated on a rolling four quarter basis). For any calculation period which would include one or more quarters prior to any Stock Purchase or any Asset Purchase or any other future acquisition of an entity occurring during the quarter, the "rolling four quarters" shall include the "pro forma" EBITDA of the applicable Acquired Entity for such prior periods adjusted to reflect the costs and expenses which such Acquired Entity would have incurred had the Management Services Agreements between the Borrower and/or any Subsidiary and such Acquired Entity been in effect (adding back appropriate executive salaries and non-cash charge offs relating to this transaction).

            "CLOSING DATE" shall mean the date that this Fourth Amendment shall be executed by the Lenders and the Borrower.

            "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion, amortization, the amount of the settlement of the lawsuit with Joseph Bonola, D.D.S. up but not to exceed $1,372,743 as reflected on Schedule 1 to the Second Amendment, and the amount of legal fees and expenses related to the arbitration with Dr. Leon Roisman, D.M.D. that was expensed in Fiscal year 1999, up to but not to exceed $541,000.

      (2) Section 1.02 of the Agreement is hereby further amended and supplemented by adding the following new definitions where alphabetically appropriate, which read in their entirety as follows:

            "FOURTH AMENDMENT" shall mean that certain Fourth Amendment to Amended and Restated Credit Agreement dated effective as of the December 31, 1999, by and among the Borrower, the Agent and Lenders.

5. AMENDMENT TO SECTION 8.01. Section 8.01 of the Agreement is hereby amended by adding the following to the end of Section 8.01(a):

      "As soon as available, and in any event on or before two weeks after the Closing Date, Borrower shall deliver to the Agent the audited annual financial statements for fiscal year 1999 prepared in accordance with this
      Section 8.01(a) accompanied by the related opinion of independent public accountants as called for in this Section 8.01(a)."

6. AMENDMENT TO SECTION 8.01. Section 8.01 of the Agreement is hereby amended by deleting the paragraph after Section 8.01(o) in its entirety and replacing it with the following:

      The Borrower shall furnish to the Lenders, at the time it furnishes financial statements pursuant to paragraph (a) above and within 45 days of the end of each of the first three fiscal quarters of the Borrower, a certificate substantially in the form of EXHIBIT C hereto executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same is reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine the Borrower's Total Funded Debt, Senior Funded Debt and EBITDA and whether the Borrower is in compliance with Sections 9.11, 9.12, 9.13, 9.14, 9.15, 9.16, and 9.24 as of the end of the respective fiscal quarter or fiscal year.

7. AMENDMENT TO SECTION 8.01. Section 8.01 of the Agreement is hereby amended by adding the following new subsections:

            (p) MONTHLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the end of each calendar month, the Borrower-prepared consolidated and consolidating statements of income, cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

            (q) MANAGEMENT LETTER. As soon as available and in any event by no later than two weeks after the Closing Date, an auditor-prepared Fiscal 1999 management letter.

            (r) ACCOUNTS RECEIVABLE. As soon as available and in any event within 45 days after the end of each calendar month, (i) a report in form reasonably satisfactory to the Agent reflecting the aging and collection of the receivables of the Borrower and its Subsidiaries, each such aging report to show in reasonable detail, calculations reflecting compliance with Section 9.24 and (ii) such other reports as deemed necessary by the Agent.

8. AMENDMENT TO SECTION 8. Section 8 of the Agreement is hereby amended by adding a new Section 8.13 to read as follows:

            Section 8.13 FIELD EXAM. The Borrower and its Subsidiaries shall permit the Agent and its representatives to have access, during normal business hours, to their records of accounts and appropriate personnel for purpose of conducting an examination of accounts receivable. Such field exam shall be completed and a report provided to the Agent within 45 days after the Closing Date.

9. AMENDMENT TO SECTION 9.13. Section 9.13 of the Agreement is hereby amended in its entirety to read as follows:

            9.13 LEVERAGE RATIO. The Borrower will not permit its Leverage Ratio as of the end of any fiscal quarter (calculated on a rolling four quarter basis) to be greater than the ratio indicated in the chart below. For any calculation period which would include one or more quarters prior to any Stock Purchase or any Asset Purchase or any other future acquisition of an entity, the "rolling four quarters" shall include the "pro forma" EBITDA of the applicable Acquired Entity for such prior periods adjusted to reflect costs and expenses which such Acquired Entity would have included had the Management Services Agreements between Borrower and/or any Subsidiary and such Acquired Entity been in effect (adding back appropriate executive salaries and non-cash charge offs relating to this transaction). As used in this Section 9.13, "Leverage Ratio" shall mean the ratio of (i) Senior Funded Debt to (ii) EBITDA.

               -------------------------------------------------
                   PERIOD (QUARTER END DATE)          RATIO
               -------------------------------------------------
               December 31, 1999                     3.75 to 1.0
               -------------------------------------------------
               March 31, 2000                        3.40 to 1.0
               -------------------------------------------------
               -------------------------------------------------
               June 30, 2000                         3.40 to 1.0
               -------------------------------------------------
               -------------------------------------------------
               September 30, 2000                    3.40 to 1.0
               -------------------------------------------------
               -------------------------------------------------
                                                     3.00 to
               December 31, 2000                     1.0
               -------------------------------------------------

10. AMENDMENT TO SECTION 9.14. Section 9.14 of the Agreement is hereby amended in its entirety to read as follows:

            Section 9.14. FIXED CHARGE COVERAGE RATIO. The Borrower will not permit its Fixed Charge Coverage Ratio as of the end of any fiscal quarter (calculated on a rolling four quarter basis) to be less than the ratio for the relevant periods set forth below.

               -------------------------------------------------
                              PERIOD                   RATIO
               -------------------------------------------------
               December 31, 1999 through
               December 31, 2000                     1.30 to 1.0
               -------------------------------------------------

      For purposes of this Section 9.14, "Fixed Charge Coverage Ratio" shall mean the ratio for the relevant period of (i) EBITDA, less taxes payable in cash, plus lease and rental expense to (ii) lease and rental expense, plus cash and deferred interest, plus senior and subordinate principal payments scheduled during the period, plus actual capital lease payments. The ratio will be determined quarterly on a rolling twelve-month basis. For any calculation period which would include one or more quarters prior to any Stock Purchase or any Asset Purchase or any other future acquisition of an entity, the "rolling four quarters" shall include the "pro forma" EBITDA of the applicable Acquired Entity for such prior periods adjusted to reflect costs and expenses which such Acquired Entity would have included had the Management Services Agreements between Borrower and/or any Subsidiary and such Acquired Entity been in effect (adding back appropriate executive salaries and non-cash charge offs relating to this transaction).

11. AMENDMENT TO SECTION 9.15. Section 9.15 of the Agreement is hereby amended in its entirety to read as follows:

            Section 9.15. RATIO OF TOTAL FUNDED DEBT TO EBITDA. The Borrower will not permit its ratio of Total Funded Debt as of the end of any fiscal quarter to EBITDA for the four fiscal quarters ending on such date to be greater than the ratio indicated in the chart below. For purposes hereof, EBITDA shall be calculated as provided in Section 9.13 above. For clarity purposes it is understood and agreed that Total Funded Debt includes, without limitation, any and all deferred interest under any Subordinated Debt.

               -------------------------------------------------
                   PERIOD (QUARTER END DATE)          RATIO
               -------------------------------------------------

               December 31, 1999                     4.25 to 1.0
               -------------------------------------------------
               March 31, 2000                        4.75 to 1.0
               -------------------------------------------------
               June 30, 2000                         4.75 to 1.0
               -------------------------------------------------
               September 30, 2000                    4.60 to 1.0
               -------------------------------------------------
               December 31, 2000                     4.15 to 1.0
               -------------------------------------------------

12. AMENDMENT TO SECTION 9.16. Section 9.16 of the Agreement is hereby amended in its entirety to read as follows:

            Section 9.16. CAPITAL EXPENDITURES. Without the prior written consent of the Majority Lenders, the Borrower will not make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures would exceed $3,500,000 during fiscal year 2000 (January 1, 2000 through December 31, 2000), as outlined in SCHEDULE 9.16.

13. AMENDMENT TO SECTION 9. Section 9 of the Agreement is hereby amended by adding the following new Sections:

            Section 9.24 ACCOUNTS RECEIVABLE. Neither the Borrower nor any Subsidiary will permit its Average Accounts Receivable Days [at the end of any calendar month] to exceed 80 days. For purposes of this Section 9.24, "Average Accounts Receivable Days" shall mean the (i) net patient receivables plus net unbilled patient receivables, divided by (ii) net patient revenues for the 12-month period ending on such date, multiplied by (iii) 365 days.

            Section 9.25 ACQUISITIONS. Neither the Borrower nor any Subsidiary will, during fiscal year 2000, make any New Acquisition (whether or not proceeds of any Loans are utilized therefor), unless such New Acquisition is approved of in advance by all of the Lenders.

            Section 9.26 ADVANCES. Unless the Borrower or its Subsidiary receives prior written consent from all of the Lenders, neither the Borrower nor any Subsidiary will, during fiscal year 2000, use the proceeds of any Loan to settle any lawsuit or arbitration if any such settlement exceeds $100,000, or the aggregate of all settlements for fiscal year 2000 exceeds $250,000.

14.   AMENDMENT TO SECTION 10.01. The period at the end of clause (o) in Section
10.01 is changed to "; or" and a new clause (p) is hereby added to Section 10.01 to read as follows:

            "(p) the field exam conducted pursuant to Section 8.13 is determined by the Majority Lenders in their sole reasonable discretion to be less than satisfactory.

15. EFFECTIVENESS OF THIS FOURTH AMENDMENT. Except for the definition of "Applicable Margin", which shall be effective as of December 31, 1999 and continuing until the Final Maturity Date, this Fourth Amendment shall be effective as of December 31, 1999 through December 31, 2000. Thereafter, the terms and conditions of the Agreement as in effect prior to the execution of this Fourth Amendment shall govern as if this Fourth Amendment had not been executed.

16. TEMPORARY WAIVER. Borrower's covenant in Section 8.11 is hereby temporarily waived. This temporary waiver shall terminate 30 days after the Closing Date and shall not be deemed to be a consent to, or waiver or modification or, any other term or condition of the Agreement, the Security Agreement, the Guarantee Agreement, or any other Loan Document.

17. AMENDMENT FEE. The Borrower shall pay to the Agent for the account of each Lender an amendment fee equal to .5% of the Aggregate Maximum Commitment Amounts (the "AMENDMENT FEE"). Borrower shall pay (i) 33.34 % of the Amendment Fee on Borrower's execution hereof, (ii) 33.33% of the Amendment Fee on September 29, 2000, and (iii) 33.33% of the Amendment Fee on December 29, 2000. If the Loans are completely paid prior to December 29, 2000, then the balance of the Amendment Fee shall be due and payable at such time the loans are completely paid.

18. CONDITIONS. The effectiveness of this Fourth Amendment against the Agent and the Lenders is subject to the following conditions precedent:

      (1) the Agent's receipt of Borrower-prepared financial statements (in form of the financial statements called for in Section 8.01(b)), at least two days prior to the Closing Date, for the period ending March 31, 2000;

      (2) the Agent's receipt of the reports reflecting compliance (as waived by the letter dated May 19, 2000 from Agent to Borower) with all financial covenants as of September 30, 1999, December 31, 1999 and March 31, 2000 applying the terms and conditions of the Agreement as amended by this Fourth Amendment;

      (3) the Agent's receipt of multiple original counterparts, as requested by the Agent, of this Fourth Amendment, executed and delivered by a duly authorized officer of the Borrower, the Agent, and each Lender, as applicable and ratified by the Guarantors; and,

      (4) the Agent's receipt of such other instruments or documents as the Agent may reasonably request.

19. REPRESENTATIONS AND WARRANTIES. Except as affected by the transactions contemplated in the Agreement and this Fourth Amendment, each of the representations and warranties made by the Borrower in or pursuant to the Agreement and the Security Instruments shall be true and correct in all material respects as of the Effective Date, as if made on and as of such date (except to the extent such representations and warranties are expressly limited to an earlier date).

20. ADOPTION, RATIFICATION AND CONFIRMATION OF AGREEMENT. Each of the Borrower, the Agent, and the Lenders does hereby adopt, ratify and confirm the Agreement, as amended hereby, and acknowledges and agrees that the Agreement, as amended hereby, is and remains in full force and effect.

21. SUCCESSORS AND ASSIGNS. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Agreement.

22. COUNTERPARTS. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable as of the Effective Date upon the execution of one or more counterparts hereof by the Borrower, the Agent and the Lenders. In this regard, each of the parties hereto acknowledges that a counterpart of this Fourth Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Fourth Amendment by each necessary party hereto and shall constitute one instrument.

23. ENTIRE AGREEMENT. This Fourth Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Fourth Amendment.

24. GOVERNING LAW. This Fourth Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the internal laws of the State of Texas.

      THIS FOURTH AMENDMENT, THE AGREEMENT, AS SUPPLEMENTED AND AMENDED HEREBY, THE NOTES, AND THE OTHER SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                       [SIGNATURES BEGIN ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

BORROWER:                           CASTLE DENTAL CENTERS, INC.

                                    By: ________________________________________

                                    Name: ______________________________________
                                    Title: _____________________________________


LENDER AND AGENT:                   BANK OF AMERICA, N.A. (FORMERLY KNOWN AS
                                    NATIONSBANK, N.A.)


                                    By: ________________________________________

                                    Name: ______________________________________
                                    Title: _____________________________________


LENDERS:                            FLEET NATIONAL BANK (FORMERLY KNOWN AS
                                    BANK BOSTON, N.A.)


                                    By: ________________________________________

                                    Name: ______________________________________
                                    Title: _____________________________________


                                    AMSOUTH BANK

                                    By: ________________________________________

                                    Name: ______________________________________
                                    Title: _____________________________________


                                    HELLER FINANCIAL, INC.


                                    By: ________________________________________

                                    Name: ______________________________________
                                    Title: _____________________________________

                                RATIFICATION

      Each of the Guarantors hereby expressly (i) acknowledges the terms of this Fourth Amendment, (ii) ratifies and affirms its obligations under its Guaranty Agreement, in favor of the Agent and the Lenders, as amended, supplemented or otherwise modified, (iii) acknowledges, renews and extends its continued liability under its Guaranty Agreement and agrees that said Guaranty Agreement remains in full force and effect; and (iv) guarantees to the Agent and each Lender to promptly pay when due all amounts owing or to be owing by it under its Guaranty Agreement pursuant to the terms and conditions thereof.

GUARANTORS:                           CASTLE DENTAL CENTERS OF FLORIDA, INC.

                                      By: ______________________________________
                                          Jack H. Castle, Jr.
                                          Chairman & Chief Executive Officer

                                      CASTLE DENTAL CENTERS OF TENNESSEE, INC.


                                      By: ______________________________________
                                          Jack H. Castle, Jr.
                                          Chairman & Chief Executive Officer


                                      CASTLE DENTAL CENTERS OF TEXAS, INC.


                                      By: ______________________________________
                                          Jack H. Castle, Jr.
                                          Chairman & Chief Executive Officer



                                      CDC OF CALIFORNIA, INC.

                                      By: _____________________________________
                                          Jack H. Castle, Jr.
                                          Chairman & Chief Executive Officer

                                      CASTLE DENTAL CENTERS OF CALIFORNIA,
                                      L.L.C.

                                      By: ______________________________________
                                          Jack H. Castle, Jr.
                                          Chairman & Chief Executive Officer


                                      DENTAL WORLD, INC.

                                      By: ______________________________________
                                          Jack H. Castle, Jr.
                                          Chairman & Chief Executive Officer


                                      CASTLE DENTAL CENTERS OF AUSTIN, INC.

                                      By: ______________________________________
                                          Jack H. Castle, Jr.
                                          Chairman & Chief Executive Officer


                                      DENTCOR, INC.

                                      By: ______________________________________
                                          Jack H. Castle, Jr.
                                          Chairman & Chief Executive Officer

                                      CASTLE TEXAS HOLDINGS, INC.


                                      By: ______________________________________
                                          Jack H. Castle, Jr.
                                          Chairman & Chief Executive Officer

                                      ACADEMY FOR DENTAL ASSISTANTS, INC.

                                      By: ______________________________________
                                          Jack H. Castle, Jr.
                                          Chairman & Chief Executive Officer

                                  SCHEDULE 9.16


                             Schedule 9.16, Page 1